As filed with the Securities and Exchange Commission on October 15, 2008

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

RESPONSE GENETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3525548
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
(Address, Including Zip Code, of Principal Executive Offices)

Response Genetics, Inc. 2006 Employee, Director and Consultant Stock Plan
Response Genetics, Inc. 2000 Stock Option Plan
(Full Title of the Plan)

Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
Attn: Thomas Stankovich
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value	1,646,990 shares	$7.18	$11,825,388.20	$464.74
$0.01 per share	707,010 shares	$2.62	$1,852,366.20	$72.80
	2,354,000 shares			$537.54

(1)
The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of 194,000 shares of Common Stock, which may be issued upon the exercise of options which have been granted under the Response Genetics, Inc. Stock Option Plan (the “2000 Plan”) and 2,160,000 shares of Common Stock, which may be issued upon the exercise of options which have been granted and upon the exercise of options or the grant of other stock awards that may hereafter be granted under the Response Genetics, Inc. 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”) (together, the “Shares”). The maximum number of Shares which may be sold is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2000 Plan and the 2006 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of Shares stated above, an indeterminate number of shares of Common Stock which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Market as of a date (October 10, 2008) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Response Genetics, Inc. 2000 Stock Option Plan (the “2000 Plan”) and the Response Genetics, Inc. 2006 Employee, Director and Consultant Stock Plan (the “2006 Plan”), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the 2000 Plan and the 2006 Plan, pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the Commission on March 31, 2008, as amended on April 29, 2008 (File No. 001-33509).

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Commission on May 15, 2008 (File No. 001-33509).

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Commission on August 14, 2008 (File No. 001-33509).

(d)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on January 23, 2008 (File No. 001-33509).

(e)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on February 15, 2008 (File No. 001-33509).

(f)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on April 7, 2008 (File No. 001-33509).

(g)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on May 6, 2008 (File No. 001-33509).

(h)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on May 21, 2008 (File No. 001-33509).

(i)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on June 9, 2008 (File No. 001-33509).

(j)
The description of the Registrant’s Common Stock in the Registrant’s Registration Statement on Form 8-A (File No. 001-33509) filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 1, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the legality of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Part II, Item 6 “Indemnification of Directors and Officers” of the Registrant’s Registration Statement on Form SB-2, as amended, File No. 333-139534.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).

4.2	Restated Bylaws of the Company (filed as Exhibit 3.2.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).
4.3	Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.
23.1	Consent of Singer Lewak LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).
24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
99.1	The Registrant’s 2000 Stock Option Plan.
99.2
The Registrant’s 2006 Employee, Director and Consultant Stock Plan (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on October 15, 2008.

Response Genetics, Inc.

By /s/ Kathleen Danenberg
Kathleen Danenberg
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Kathleen Danenberg and Thomas Stankovich, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Response Genetics, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kathleen Danenberg	Chief Executive Officer and President (Principal Executive Officer)	October 15, 2008
Kathleen Danenberg

/s/ Thomas Stankovich	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2008
Thomas Stankovich

	Chairman of the Board	October __, 2008
Tom DeMeester, M.D.

/s/ Hubertus Spierings	Director	October 15, 2008
Hubertus Spierings

/s/ Gary Nusbaum	Director	October 15, 2008
Gary Nusbaum

/s/ Kirk K. Calhoun	Director	October 15, 2008
Kirk K. Calhoun

/s/ David R. Gandara	Director	October 15, 2008
David R. Gandara

/s/ John C. Ferrara	Director	October 15, 2008
John C. Ferrara

/s/ David M. Smith	Director	October 15, 2008
David M. Smith

	Director	October __, 2008
Michael Serruya

INDEX OF EXHIBITS

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).

4.2	Restated Bylaws of the Company (filed as Exhibit 3.2.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).
4.3	Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.
23.1	Consent of Singer Lewak LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).
24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
99.1	The Registrant’s 2000 Stock Option Plan.
99.2
The Registrant’s 2006 Employee, Director and Consultant Stock Plan (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-139534), and incorporated herein by reference).